EXHIBIT 10.2

THE NEW YORK TIMES COMPANIES
SUPPLEMENTAL RETIREMENT AND INVESTMENT PLAN
AMENDMENT NO. 5
THIS INSTRUMENT made as of the 11th day of September, 2014, by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).
W I T N E S S E T H
WHEREAS, the Company maintains The New York Times Companies Supplemental Retirement and Investment Plan, as amended from time to time (the “Plan”) for the benefit of certain eligible employees; and
WHEREAS, pursuant to Section 12.01 of the Plan, the Committee has the authority to amend the Plan; and
WHEREAS, following the Supreme Court’s decision in U.S. v. Windsor, the Internal Revenue Service (the “IRS”) issued Revenue Ruling 2013-17, which provides that for federal tax purposes, the term “spouse” now includes an individual married to a person of the same sex, provided the individuals were married under any domestic or foreign law that authorized the marriage of two individuals of the same sex (hereinafter referred to as the “state of celebration rule”), even if the couple now lives in a state that does not recognize same-sex marriages; and
WHEREAS, the Department of Labor (the “DOL”) issued Technical Release 2013-04 in which it adopted the state of celebration rule with respect to the rules and regulations applicable to employee benefit plans, such as the Plan; and
WHEREAS, the Committee desires to amend the Plan to add a definition of “Spouse” to reflect the state of celebration rule;
NOW, THEREFORE, the Plan is hereby amended effective as of June 26, 2013 as follows:
1.Article I of the Plan, Definitions, is hereby amended by adding a new Section 1.49 defining the term “Spouse,” and renumbering the remaining Sections of Article I accordingly. New Section 1.49 shall read as follows:
“1.49    “Spouse” shall mean a person who is recognized as the lawful husband or lawful wife of the Participant, including a person of the same sex as the Participant, to whom the Participant is legally married under any state law, foreign or domestic, which authorized the marriage, and who is a person whose consent is required pursuant to Section 417(a)(2)(A)(i) of the Code for purposes of an election under Section 417(a)(1)(A)(i) of the Code.”
2.The Plan is hereby amended by changing all references to the word “spouse” to the word “Spouse” throughout the Plan.
IN WITNESS WHEREOF, the ERISA Management Committee of The New York Times Company has caused this amendment to be executed by a duly appointed member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE

By: /s/ R. Anthony Benten

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